UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2012
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FIRST REPUBLIC PREFERRED CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)
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Nevada	000-33461	91-1971389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Pine Street, 2nd Floor
San Francisco, CA 94111
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (415) 392-1400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 24, 2012, First Republic Bank (“First Republic”) issued a press release announcing a public offering of depositary shares, each representing a 1/40th interest in a share of First Republic’s Noncumulative Perpetual Series B Preferred Stock. In connection with the offering, First Republic has concurrently filed a Form 8-K with the Federal Deposit Insurance Corporation, in which it disclosed that the proceeds of the offering will, among other things, offset the impact on Tier 1 capital of a possible redemption by First Republic’s subsidiary, First Republic Preferred Capital Corporation (“FRPCC”), of FRPCC’s 7.25% Noncumulative Perpetual Series D Preferred Stock. The redemption of FRPCC’s Series D Preferred Stock would be pursuant to a notice of redemption that will specify a redemption date in accordance with the terms of FRPCC’s Series D Preferred Stock.

The information furnished by FRPCC pursuant to this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Republic Preferred Capital Corporation

Date:	May 24, 2012	By:	/s/ Michael J. Roffler
		Name:	Michael J. Roffler
		Title:	Vice President and Treasurer

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